UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2009

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

a.

Effective as of December 17, 2009, the Company executed a Waiver Agreement with Canada Pension Plan Investment Board (“CPPIB”), which is the sole current holder of the Company’s outstanding Common Stock Purchase Warrants issued on or about June 29, 2007 (the “Warrant”).  Under the Waiver Agreement, CPPIB agreed to waive the reduction of the exercise price of its Warrant under Section 3(b) thereof with respect to all issuances and repricings of the Company’s securities and all other applicable Dilutive Issuances as defined under such Section 3(b) from the date of issuance of the Warrant through January 31, 2010, and further waived its right to notice of such Dilutive Issuances during the same period of time.

b.

Effective as of December 21, 2009, the Company executed a Waiver Agreement with Enable Growth Partners LP; Enable Opportunity Partners LP; and Pierce Diversified Strategy Master Fund LLC, Ena, who collectively own all of the Company’s outstanding shares of Series A 7% Convertible Preferred Stock (collectively, the “Preferred Stockholders”).  Under the Waiver Agreement, the Preferred Stockholders agreed to waive the reduction of the exercise price of the Preferred Stock under Section 7(b) thereof with respect to the sale and issuance of 1,200,000 shares of the Company’s common stock at a price of $0.40 per share from the date of the Waiver Agreement through January 31, 2010, and further waived their right to notice of such sale and issuance during the same period of time.  In addition, the Company agreed to reduce the conversion price of 182 shares of the 4,182 outstanding shares of Preferred Stock from $1.00 per share to $0.40 per share, with the conversion price of the remainder of the Preferred Stock to remain at $1.00 per share, and the Preferred Holders elected to convert such 182 repriced shares of Preferred Stock at the new conversion price.

c.

Effective as of December 21, 2009, the Company and Alpha Capital Anstalt executed Addendum No. 1 to Securities Purchase Agreement (the “Addendum”), by which Alpha Capital agreed to purchase 1,200,000 shares of the Company’s common stock at a purchase price of $0.40 per share, pursuant to Section 4.15 of the Securities Purchase Agreement, dated June 19, 2009, between the parties, for gross proceeds of $480,000.

Item 9.01   Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Waiver Agreement with CPPIB

10.2

Waiver Agreement with the Preferred Stockholders

10.3

Addendum No. 1 to Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:   12/21/2009

By /s/ Christopher J. Spencer

Christopher J. Spencer, President